                           SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[X]  Preliminary Information Statement      [_]  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14c-5(d)(2))
[_]  Definitive Information Statement

                              COAST RESORTS, INC.
--------------------------------------------------------------------------------
                 (Name of Registrant As Specified In Charter)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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Notes:

                                                                PRELIMINARY COPY

                              COAST RESORTS, INC.
                            4000 WEST FLAMINGO ROAD
                            LAS VEGAS, NEVADA 89103

                             _______________, 1996

Dear Stockholder:

     I am writing to inform you of (i) a proposed amendment to the Articles of Incorporation of Coast Resorts, Inc. (the "Company") to increase the authorized number of shares of common stock from 2,000,000 to 75,000,000 and the authorized number of shares of preferred stock from 500,000 to 10,000,000, and (ii) the proposed adoption of the 1996 Stock Incentive Plan by the Company. Holders of more than a majority of the issued and outstanding shares of common stock of the Company intend to approve the amendment to the Articles of Incorporation and the adoption of the Stock Incentive Plan. Therefore, this Information Statement is being furnished to stockholders of the Company for informational purposes only.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE ARTICLES OF INCORPORATION AND THE ADOPTION OF THE STOCK INCENTIVE PLAN.

     The accompanying Information Statement describes in more detail the amendment to the Articles of Incorporation and Stock Incentive Plan. I urge you to read the accompanying materials carefully.

                              Sincerely,



                              Michael J. Gaughan,
                              Chairman of the Board
                              and Chief Executive Officer

                                                                PRELIMINARY COPY

                              COAST RESORTS, INC.
                            4000 WEST FLAMINGO ROAD
                            LAS VEGAS, NEVADA 89103

                             INFORMATION STATEMENT

                             _______________, 1996

     This Information Statement is being furnished to the stockholders of the Company in connection with (i) a proposed amendment (the "Amendment") to the Company's Articles of Incorporation to increase the authorized number of shares of (A) common stock from 2,000,000 to 75,000,000 and (B) preferred stock from 500,000 to 10,000,000, and (ii) the approval of the Company's 1996 Stock Incentive Plan (the "Plan").

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE AMENDMENT AND THE ADOPTION OF THE PLAN.

     As of November 30, 1996, there were 1,494,352.94 shares of Common Stock issued and outstanding. The approval of the Amendment and the Plan requires the approval of holders of a majority of the issued and outstanding stock with each share being entitled to one vote on each matter. Holders of more than a majority of the issued and outstanding shares of Common Stock of the Company have informed the Company's Board of Directors that they intend to approve the Amendment and the adoption of the Plan; no other stockholder approval is required. This Information Statement is being furnished to you for informational purposes only.

     This Information Statement is first being mailed on or about
_______________, 1996 to the stockholders of Coast Resorts, Inc., a Nevada corporation (the "Company"), of record as of the close of business on _______________, 1996.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                      I.
                PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
                  TO INCREASE THE AUTHORIZED NUMBER OF SHARES
                         OF COMMON AND PREFERRED STOCK


     Subject to stockholder approval, the Board of Directors approved on July 8, 1996, and has recommended that the stockholders approve, an amendment (the "Amendment") to Article III of the Company's Articles of Incorporation to increase the authorized number of shares of (i) common stock from 2,000,000 shares to 75,000,000 shares and (ii) preferred stock from 500,000 shares to 10,000,000 shares. Article III of the Articles of Incorporation as proposed to be amended is attached as Annex I to this Information Statement.

     The Board of Directors believes that it is in the best interests of the Company and its stockholders to increase the number of authorized shares of capital stock. The proposed

Amendment of Article III would provide the Company with greater flexibility in the future by ensuring that the Company would have an adequate number of authorized and unissued shares available for corporate purposes and would permit the Company to respond to opportunities as they arise. Such corporate purposes and opportunities may include, without limitation, possible financings, acquisitions, employee benefit plans and stock dividends or splits. The Company may consider in the future declaring a common stock dividend in order to create a capital structure for the Company that is more appropriate for future flexibility, including possible financings and acquisitions.

     Neither the shares of common or preferred stock currently authorized nor the additional shares of common or preferred stock proposed to be authorized will carry preemptive rights when issued. The additional shares of common stock would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares presently outstanding. The issuance of additional authorized shares of common stock may have a dilutive effect on the equity or voting rights of existing stockholders. The additional shares of preferred stock may be issued from time to time in one or more series, with such rights, preferences and privileges as may be approved by the Board of Directors of the Company.

     Although the Company currently has no such intentions, the additional authorized but unissued shares of common or preferred stock could be used to make a change in control of the Company more difficult. Under certain circumstances, additional shares of common or preferred stock could be used to create voting impediments or to discourage third parties from seeking to effect a takeover or otherwise gain control of the Company. The sale or distribution of a substantial number of additional authorized shares of common or preferred stock or rights to purchase shares of common or preferred stock may have the effect of discouraging unsolicited attempts to take over or otherwise gain control of the Company. The Board of Directors of the Company is not aware of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

     Approval of the Amendment requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of common stock of the Company. Holders of more than a majority of the issued and outstanding shares of common stock have indicated to the Company's Board of Directors that they intend to approve the Amendment; no other stockholder approval is required.


                                      II.
                     APPROVAL OF 1996 STOCK INCENTIVE PLAN

     Subject to stockholder approval, the Board of Directors of the Company adopted on _______________________, 1996, and has recommended that the stockholders approve, the 1996 Stock Incentive Plan (the "Plan"), pursuant to which officers, directors, employees and consultants of the Company would be eligible to receive options to purchase common stock and other awards as described below. The following is a description of the material features of the Plan, a complete copy of which is attached hereto as Annex II. The description which follows is qualified in its entirety by reference to the exact language of Plan.

GENERAL

     The purpose of the Plan is to enable the Company and its subsidiaries to attract, retain and motivate its directors, employees and consultants by providing for or increasing the proprietary interests of such persons in the Company. Every director, employee and consultant of the Company and its subsidiaries is eligible to be considered for the grant of awards under the Plan; therefore, the current directors and officers of the Company will be eligible for awards under the Plan, although no grants have been made as of the date of this Information Statement.

     The Plan will be administered by the Board of Directors of the Company and/or one or more committees of the Board appointed for such purpose (a "Committee"). The Compensation Committee of the Board, each member of which must be an "outside director" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), will administer the Plan with respect to any awards intended to qualify as "performance based compensation" under Section 162(m) of the Code. The Board of Directors or the Committee has full and final authority to select the individuals to receive awards and to grant such awards and has a wide degree of flexibility in determining the terms and conditions of awards. Subject to limitations imposed by law, the Board of Directors may amend or terminate the Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the Plan of any rights thereunder without his or her consent.

     Awards under the Plan are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award to a recipient may consist of one such security or benefit or two or more of them in tandem or in the alternative. The Plan does not specify a minimum exercise price or other consideration that a recipient of an award must pay to obtain the benefit of an award, and therefore the maximum compensation payable to employees pursuant to the Plan, during the term of the Plan and awards granted thereunder, is equal to the number of shares of common stock with respect to which awards may be issued thereunder, multiplied by the value of such shares on the date such compensation is measured. An award granted under the Plan to an employee may include a provision conditioning or accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, sale of substantially all of the property and assets of the Company or other significant corporate transaction.

     The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Plan is 220,000. The Plan generally provides that no single employee may be granted options or other awards with respect to more than 40,000 shares of common stock in any one calendar year. The Plan also contains customary anti-dilution provisions; provided, however, that no adjustment will be made pursuant to such provisions to the extent such adjustment would cause incentive stock options (as discussed below under "Certain Federal Income Tax Consequences") issued or issuable under the Plan to be treated other than as incentive stock options, or to the extent that the Board of Directors or the Compensation Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to such awards by causing such compensation to be treated as other than "performance-based compensation" within the meaning of the Plan.

     Awards may not be granted under the Plan on or after the tenth anniversary of the adoption of the Plan. Although any award that was duly granted prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of common stock may be issued pursuant to any award on or after the twentieth anniversary of the adoption of the Plan.

SECTION 16(b) OF THE SECURITIES EXCHANGE ACT OF 1934

     Pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directors, executive officers and 10% stockholders of the Company are generally liable to the Company for repayment of any profits realized from any non-exempt purchase and sale of common stock occurring within a six-month period. Rule 16b-3 promulgated under the Exchange Act provides an exemption from Section 16(b) liability for certain transactions by an officer or director provided certain criteria are met. The Plan is designed to comply with Rule 16b-3.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief description of the federal income tax treatment that will generally apply to awards made under the Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of any such award.

     Pursuant to the Plan, participants who are employees may be granted options that are intended to qualify as incentive stock options ("ISOs") under Section 422 of the Code. Generally, the optionee is not taxed, and the Company is not entitled to a deduction, on the grant or exercise of an ISO. However, if the optionee sells the shares acquired upon the exercise of an ISO ("ISO Shares") at any time within (i) one year after the transfer of ISO Shares to the optionee pursuant to the exercise of the ISO or (ii) two years from the date of grant of the ISO, then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price or the fair market value of the ISO Shares on the date of exercise, over the exercise price of the ISO. The Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee. If the optionee sells the ISO Shares at any time after the optionee has held the ISO Shares for at least (A) one year after the date of transfer of the ISO Shares to the optionee pursuant to the exercise of the ISO and (B) two years from the date of grant of the ISO, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of such ISO, and the Company will not be entitled to any deduction.

     The amount by which the fair market value of the ISO Shares received upon exercise of an ISO exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI") in the year of exercise. The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 28% (26% of AMTI below certain amounts) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

     The grant of an option or other similar right to acquire stock that does not qualify for treatment as an ISO (a "non-qualified stock option") is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount. Nonemployees may only be awarded non-qualified stock options.

     If an optionee is a director, officer or stockholder subject to Section 16 of the Exchange Act (an "Insider") and exercises an option within six months of the date of grant, the timing of the recognition of any ordinary income should be deferred until (and the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the shares of common stock upon) the earlier of the following two dates (the "16(b) Date"): (i) six months after the date of grant or (ii) a disposition of the shares of common stock, unless the Insider makes an election under
Section 83(b) of the Code (an "83(b) Election") within 30 days after exercise to recognize ordinary income based on the value of the common stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater than the fair market value of the underlying shares on the date of exercise.

     Awards under the Plan may also include stock bonuses or grants of stock that include provisions for the delayed vesting of the recipient's rights to the stock. Unless the recipient makes an 83(b) Election as discussed above within 30 days after the receipt of the restricted shares, the recipient generally will not be taxed on the receipt of restricted shares until the restrictions on such shares expire or are removed. When the restrictions expire or are removed, the recipient will recognize ordinary income (and the Company will be entitled to a deduction) in an amount equal to the excess of the fair market value of the shares at that time over the purchase price. However, if the recipient makes an 83(b) Election within 30 days of the receipt of restricted shares, he or she will recognize ordinary income (and the Company will be entitled to a deduction) equal to the excess of the fair market value of the shares on the date of receipt (determined without regard to vesting restrictions) over the purchase price. In the case of an Insider, the timing of income recognition (including the date used to compute the fair market value of shares) with respect to restricted shares may be deferred until the 16(b) Date, unless the Insider makes a valid 83(b) Election.

     Awards may be granted under the Plan which do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a recipient in connection with awards made under the Plan.

     Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations under the Plan by delivering previously owned shares of common stock or by reducing the amount of shares otherwise issuable pursuant to the award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired.

     The terms of the agreements pursuant to which specific awards are made under the Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such an award may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payment.

     In certain circumstances, the Company may be denied a deduction for compensation (including compensation attributable to the ordinary income recognized with respect to awards made under the Plan) to certain officers of the Company to the extent that the compensation exceeds $1,000,000 (per person) annually.

CONCLUSION

     The Board of Directors has directed that the Plan be submitted for stockholder approval. The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock is required for approval. Holders of more than a majority of the issued and outstanding shares of Common Stock have indicated to the Company's Board of Directors that they intend to approve the adoption of the Plan; no other stockholder action is required.

                        BENEFICIAL OWNERSHIP OF SHARES

     The following table sets forth certain information regarding the beneficial ownership of the common stock of the Company as of September 30, 1996 by (i) each person who, to the Company's knowledge, owns more than 5% of the outstanding common stock, (ii) each director of the Company, (iii) each other person named in the Summary Compensation Table below and (iv) all directors and executive officers of the Company as a group.


NAME (1)                                         NUMBER OF SHARES    PERCENTAGE
--------                                         ----------------    ----------
Michael J. Gaughan..............................  440,961.03           29.51%
Jerry Herbst....................................  249,128.08           16.67%
Jimma Lee Beam..................................  104,529.41            6.99%
J. Tito Tiberti.................................   99,776.47            6.68%
Franklin Toti...................................   99,776.47            6.68%
Harlan D. Braaten...............................       -                  -
Gage Parrish....................................       -                  -
F. Michael Corrigan.............................       -                  -
Charles Silverman...............................       -                  -
All directors and executive officers as a group
(7 persons).....................................  789,865.58           52.86%

_____________________

(1) The address of Messrs. Gaughan and Herbst is 4000 West Flamingo Road, Las Vegas, Nevada 89103. The address of Mr. Toti is 3595 Las Vegas Boulevard South, Las Vegas, Nevada 89109. The address of Mr. Tiberti is 1806 South Industrial Road, Las Vegas, Nevada 89102. The address of Ms. Beam is 2409 Windjammer Way, Las Vegas, Nevada 89107.

There is no public market for the Company's common stock.

                       DIRECTORS AND EXECUTIVE OFFICERS

The following tables set forth the names and ages of the directors and executive officers of the Company, their respective positions and the expiration dates of their respective terms.

                       DIRECTORS AND EXECUTIVE OFFICERS

                                                                                          Term as a
                                                                                           Director
Name                    Age                 Position(s) Held                               Expires
---------------------------------------------------------------------------------------------------
Michael J. Gaughan      53    Director, Chairman of the Board and Chief Executive Officer   1997

Harlan D. Braaten       46    Director, President and Chief Operating Officer               1997

Jerry Herbst            58    Director, Vice President, Treasurer and Assistant Secretary   1999

J. Tito Tiberti         51    Director, Vice President and Secretary                        1999

Gage Parrish            43    Director, Vice President, Chief Financial Officer             1997
                               and Assistant Secretary

F. Michael Corrigan     60    Director                                                      1998

Charles Silverman       64    Director                                                      1998

     MICHAEL J. GAUGHAN. Mr. Gaughan has been a director of the Company since its formation in September 1995 and is the Chairman of the Board and Chief Executive Officer of the Company. He is also a director and Chairman of the Board and Chief Executive Officer of Coast Hotels and Casinos, Inc. ("Coast Hotels") and a director and President of Coast West, Inc. ("Coast West"), both subsidiaries of the Company. Mr. Gaughan was a general partner of the Barbary Coast Hotel and Casino, a Nevada partnership (the "Barbary Coast Partnership"), from its inception in 1979 until January 1, 1996, the effective date of the reorganization (the "Reorganization") in which the Barbary Coast Partnership and the Gold Coast Hotel and Casino, a Nevada limited partnership (the "Gold Coast Partnership" and, together with the Barbary Coast Partnership, the "Predecessor Partnerships"), were consolidated and reorganized pursuant to an Agreement and Plan of Reorganization, as supplemented and amended, entered into among each of the Predecessor Partnerships, Gaughan-Herbst, Inc., the sole general partner of the Gold Coast Partnership, and the Company. Mr. Gaughan served as the managing general partner of the Gold Coast Partnership from its inception in December 1986 until the effective date of the Reorganization. Mr. Gaughan and Mr. Herbst were the sole shareholders of Gaughan-Herbst, Inc., which was the sole corporate general partner of the Gold Coast Partnership prior to the Reorganization. Mr. Gaughan has been involved in the gaming industry since 1960 and has been licensed as a casino operator since 1967.

     HARLAN D. BRAATEN. Mr. Braaten joined the Company as the President, Chief Financial Officer and a director in October 1995, and was appointed Chief Operating Officer in February 1996. Mr. Braaten is also the President and Chief Operating Officer of Coast Hotels. Prior to joining the Company, Mr. Braaten was employed in various capacities, including the general manager and, most recently, senior vice president, treasurer and chief financial officer of Rio Hotel & Casino, Inc. in Las Vegas. From March 1989 to February 1991, Mr. Braaten was vice president, finance of MGM/Marina Hotel and Casino in Las Vegas, Nevada. Prior thereto, from November 1983 to March 1989, Mr. Braaten was property controller for Harrah's in Reno, Nevada. Mr. Braaten has over 18 years of experience in the Nevada gaming market.

     JERRY HERBST. Mr. Herbst has been a director, Vice President, Treasurer and Assistant Secretary of the Company since its formation in September 1995. He is also a director and Vice President, Treasurer and Assistant Secretary of Coast Hotels and of Coast West. Mr. Herbst has been the president of Terrible Herbst Oil Company, an owner and operator of gas stations and car washes, since 1959. Mr. Herbst and Mr. Gaughan were the sole shareholders of Gaughan-Herbst, Inc., which was the sole corporate general partner of the Gold Coast Partnership prior to the effective date of the Reorganization. Mr. Herbst has served as a member of the board of directors of Bank of America Nevada since 1977.

     J. TITO TIBERTI. Mr. Tiberti has been a director, Vice President and Secretary of the Company since its formation in September 1995. He is also a director and Vice President and Secretary of Coast Hotels and of Coast West. Mr. Tiberti is the president, a director and a shareholder of, and together with his immediate family controls, J. A. Tiberti Construction Company, Inc. ("Tiberti Construction"), a construction company which is serving as the general contractor for the construction of The Orleans Hotel and Casino. He has also served as managing partner of The Tiberti Company, a real estate rental and development company, since 1971. The Orleans, and The Tiberti Company is the lessor of the real property site for The Orleans. Mr. Tiberti has been involved in the gaming industry for 18 years and was a general partner of the Barbary Coast Partnership prior to the effective date of the Reorganization.

     GAGE PARRISH. Mr. Parrish was named Vice President, Finance, Assistant Secretary and a director of the Company and Coast Hotels in October 1995 and was promoted to Chief Financial Officer in February 1996. Since 1986, he had been the Controller and Chief Financial Officer of the Gold Coast Partnership prior to the effective date of the Reorganization. From 1981 to 1986, Mr. Parrish served as Assistant Controller of the Barbary Coast Partnership. Mr. Parrish is a certified public accountant. Mr. Parrish has approximately 17 years experience in the gaming industry.

     F. MICHAEL CORRIGAN. Mr. Corrigan was elected as a director of the Company and Coast Hotels effective as of March 1, 1996. Since July 1989, Mr. Corrigan has served as the chief executive officer of Corrigan Investments, Inc., which owns and manages real estate in Nevada and Arizona. In addition, Mr. Corrigan is the chief executive officer of Corstan, Inc., a mortgage servicing company, and was previously the owner, president and chief operating officer of Stanwell Mortgage, a Las Vegas mortgage company.

     CHARLES SILVERMAN. Mr. Silverman was elected as a director of the Company and Coast Hotels effective as of March 1, 1996. Mr. Silverman is the president and sole stockholder of Yates-Silverman, Inc., which specializes in developing theme-oriented interiors and exteriors and is a leading designer of hotels and casinos. Completed projects of Yates-Silverman, Inc. include

Excalibur, Circus Circus, Luxor, the Trump Taj Mahal, Trump Castle, and Atlantic City Showboat. Yates-Silverman, Inc. is currently working on The Orleans. Mr. Silverman has served as the president of Yates-Silverman, Inc. since its inception in 1971.

     Directors of the Company who are also employees of the Company receive no compensation for service on the Company's Board of Directors or its committees. All other directors receive an annual director's fee of $6,000, payable quarterly in arrears, and $500 for each Board meeting attended. Directors may be reimbursed for out-of-pocket expenses incurred in connection with attending Board of Director or committee meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors established an Audit Committee in March 1996 and a Compensation Committee in July 1996, and appointed Messrs. Corrigan and Silverman as the members of both committees. It is anticipated that the duties of the Audit Committee will include making recommendations to the Board of Directors concerning the selection of the Company's independent auditors and reviewing with the independent auditors the scope and results of the annual audit. It is anticipated that the duties of the Compensation Committee will include making recommendations to the Board of Directors concerning compensation plans and arrangements with respect to the Company's executive officers and key personnel. The Board of Directors does not currently have any other standing committees.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid by the Predecessor Partnerships during 1995 to each executive officer (the "Named Executive Officers") whose compensation exceeded $100,000 (or would have exceeded $100,000 had such person been employed for the full year), in all capacities in which they served.

                          SUMMARY COMPENSATION TABLE

                                                                                  ALL OTHER
                                                                                  ---------
      NAME AND PRINCIPAL POSITION                ANNUAL COMPENSATION           COMPENSATION(1)
      ---------------------------                -------------------           ---------------
                                                  SALARY      BONUS
                                                  ------      -----
Michael J. Gaughan                                  --          --               $628,000(1)
 Partner, Gold Coast Partnership and Barbary
 Coast Partnership

Harlan D. Braaten                                $ 34,406(2)    --                   --
 President and Chief Operating Officer, the
 Company(2)

Gage Parrish                                     $128,741    $ 25,000            $  3,840(4)
 Chief Financial Officer, Gold Coast
 Partnership and the Company(3)

----------------------------

(1) Amounts shown include guaranteed payments paid to Michael J. Gaughan under the partnership agreements of the Barbary Coast Partnership and the Gold Coast Partnership. Mr. Gaughan received no compensation from the Predecessor Partnerships except as set forth above, although Mr. Gaughan participated pro rata with the other partners in the distributions made by the Predecessor Partnerships.

(2) Mr. Braaten joined the Company in October 1995 as President and Chief Financial Officer of the Company and Coast Hotels. Mr. Braaten was appointed as Chief Operating Officer of the Company and Coast Hotels in February 1996.

(3) Mr. Parrish served as Vice President, Finance and Controller of the Company and Coast Hotels from September 1995 to February 1996. In February 1996, Mr. Parrish was named Chief Financial Officer of the Company and Coast Hotels.

(4) The amount reflects matching contributions paid by the Gold Coast Partnership to the Company's 401(k) Profit Sharing Plan and Trust.

     Commencing January 1, 1996, the effective date of the Reorganization, the following annual compensation is being paid to the Named Executive Officers, subject to adjustment at the discretion of the Board of Directors:

                                                              ANNUAL
                                                              ------
     NAME AND PRINCIPAL POSITION(S)                        COMPENSATION
     ------------------------------                        ------------
Michael J. Gaughan                                           $300,000
  Chairman of the Board and Chief Executive Officer

Harlan D. Braaten                                             250,000(1)
  Director, President and Chief Operating Officer

Gage Parrish                                                  150,000
  Director, Chief Financial Officer and Assistant Secretary

------------------

(1) Represents annual salary paid to Mr. Braaten. In addition, in the event of a termination of Mr. Braaten's employment other than for cause, Mr. Braaten will be entitled to receive a severance payment in an amount equal to one year's base salary. In connection with the commencement of his employment, the Company agreed that, in the event the Company makes an initial public offering of the common stock of the Company, Mr. Braaten will receive an option to acquire a number of shares of such common stock of the Company equal to two percent of the Company common stock issued and outstanding (giving effect to the initial public offering) at the initial public offering price. The option, if granted, will be vested as of the initial public offering date with respect to one-third of the shares covered thereby, and will vest with respect to one-third of the shares covered thereby on each of the first and second anniversaries of the initial public offering.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Until June 1996, the Company did not have a compensation committee or other committee of the Board of Directors performing equivalent functions. During the fiscal year ended December 31, 1995, the compensation paid to Michael J. Gaughan was determined pursuant to the terms of the partnership agreements of the Predecessor Partnerships. The compensation being paid to Messrs. Braaten and Parrish in fiscal year 1995 and to Messrs. Gaughan, Braaten and Parrish following the consummation of the Reorganization was determined by the Board of Directors of the Company. All future compensation determinations with respect to the Named Executive Officers will be made by the Compensation Committee.

BONUS PLAN

In fiscal 1996, the Company established a bonus plan designed to reward executive officers and other key employees for their contributions to the Company's business objectives and operating results. Bonuses may be awarded in the discretion of the Board of Directors based upon achievement of financial targets established by the Board of Directors on an annual basis, and generally will be equal to a percentage of the recipient's base salary, depending on the target achieved.

RETIREMENT PLAN

     The Company maintains separate defined contribution (401(k)) plans for the Gold Coast and the Barbary Coast. All employees of the Gold Coast and all employees of the Barbary Coast not covered by the collective bargaining agreements are eligible to participate. The employees may elect to defer up to 15% of their annual compensation, subject to statutory limits. The Company contributes 1% of the employees' eligible compensation and also makes matching contributions of 50% of the first 4% of the employees' contribution. The Company's contribution expense for the two plans was $217,000, $1,207,000 and $1,250,000 for the years ended December 31, 1993, 1994 and 1995, respectively. The Company contributed $0, $0 and $3,840 on behalf of Messrs. Gaughan, Braaten and Parrish, respectively and $3,840 on behalf of all executive officers as a group in fiscal year 1995. In addition to the Company's 401(k) contributions, the Company contributes to multi-employer plans under the collective bargaining agreements at the Barbary Coast.

                                 OTHER MATTERS

     The Company is presenting no other matters to the stockholders.

                                         By Order of the Board of Directors.


                                         J. Tito Tiberti
                                         Secretary

                                                                         ANNEX I


                 ARTICLE III OF THE ARTICLES OF INCORPORATION,
                           AS PROPOSED TO BE AMENDED

                   (AMENDMENTS INDICATED BY BOLD-FACED TYPE)

     The corporation is authorized to issue two classes of stock consisting of SEVENTY-FIVE MILLION (75,000,000) shares of common stock, each share having a par value of ONE CENT ($.01), and TEN MILLION (10,000,000) shares of Preferred Stock, each share having a par value of ONE CENT ($.01). The Preferred Stock may be issued from time to time in one or more series, and the board of directors of the corporation shall have authority, by resolution, to prescribe the series and the number of each series of Preferred Stock, together with the voting powers, designations, preferences, limitations, restrictions and relative rights of each series of Preferred Stock. Such resolution of the board of directors shall prescribe and describe a distinguishing designation for each series of Preferred Stock, together with the voting powers, designations, preferences, limitations, restrictions and relative rights of each such series of Preferred Stock before the issuance of shares of that class.

                                                                        ANNEX II


                              COAST RESORTS, INC.

                           1996 STOCK INCENTIVE PLAN


     SECTION 1.  PURPOSE OF PLAN

          The purpose of this 1996 Stock Incentive Plan (the "Plan") of Coast Resorts, Inc., a Nevada corporation (the "Company"), is to enable the Company to attract, retain and motivate its employees, directors and consultants as by providing for or increasing the proprietary interests of such employees, directors and consultants in the Company.

     SECTION 2.  PERSONS ELIGIBLE UNDER PLAN

          Any person who is an employee, director or consultant of the Company or any of its subsidiaries or affiliates (an "Eligible Person") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

     SECTION 3.  AWARDS

          (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Eligible Person that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of Common Stock, one cent ($0.01) par value, of the Company or of any other class of security of the Company which is convertible into shares of the Company's Common Stock ("Shares") or (ii) a right or interest with an exercise or conversion privilege at a price related to the Shares or with a value derived from the value of the Shares, which right or interest may, but need not, constitute a "Derivative Security," as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

(b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative. The terms upon which an Award is granted shall be evidenced by a written agreement executed by the Company and the Eligible Person to whom such Award is granted.

(c) Subject to paragraph (d)(ii) below, Awards may be granted, and Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the Eligible Person.

(d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may (but need not) include, among other things:

         (i) provisions permitting the Committee to allow or require the recipient of such Award, including any Eligible Person who is a director or officer of the Company, or permitting any such recipient the right, to pay the purchase price of the Shares or other property issuable pursuant to such Award, and/or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following means:

               (A)  the delivery of cash;

               (B) the delivery of other property, tangible or intangible, deemed acceptable by the Committee;

               (C) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property;

               (D) a reduction in the amount of Shares or other property otherwise issuable pursuant to such Award; or

               (E) the delivery of a promissory note of the Eligible Person or of a third party, the terms and conditions of which shall be determined by the Committee;

         (ii) provisions specifying the exercise or settlement price for any option, stock appreciation right or similar Award, or specifying the method by which such price is determined, provided that the exercise or settlement price of any option, stock appreciation right or similar Award that is intended to qualify as "performance based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), shall be not less than the fair market value of a Share on the date such Award is granted;

         (iii) provisions relating to the exercisability and/or vesting of Awards, lapse and non-lapse restrictions upon the Shares obtained or obtainable under Awards or under the Plan and the termination, expiration and/or forfeiture of Awards;

         (iv) provisions conditioning or accelerating the grant of an Award or the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the exercise or settlement of a previous Award, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof;

         (v) provisions required in order for such Award to qualify (A) as an incentive stock option under Section 422 of the Code (an "Incentive Stock Option"), (B) as "performance based compensation" under Section 162(m) of the Code, and/or (C) for an exemption from Section 16 of the Exchange Act; and/or

         (vi) provisions restricting the transferability of Awards or Shares issued under Awards.

     (e) Unless otherwise provided by the Committee in the written agreement evidencing an Award, the terms of any stock option granted under the Plan shall provide:

         (i) that the exercise price thereof shall not be less than 100% of the market value of a share of Common Stock on the date the option is granted;

         (ii) that the term of such option shall be ten years from the date of grant;

         (iii) that if the Eligible Person to whom such option was granted (the "Participant") ceases to be an Eligible Person for any reason other than death or disability, the option shall not thereafter become exercisable to an extent greater than it could have been exercised on the date the Participant's status as an Eligible Person ceased, and that on the death or disability of a Participant the option shall become fully exercisable;

         (iv) that the option shall expire thirty (30) days after the Participant ceases to be an Eligible Person for any reason other than death or disability and shall expire three (3) months after the Participant's death or disability; and

         (v) that the option shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order, and during the lifetime of the Participant, the option shall be exercisable only by the Participant or the transferee under a domestic relations order.

     (f) The Committee may establish the performance criteria and level of achievement versus these criteria which shall determine the target and maximum amount payable under an Award, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Award that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined below) selected by the Committee and specified at the time the Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied prior to payment or settlement of any Award that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m). For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow,
(ii) earnings per share (including earnings before interest, taxes and amortization), (iii) return on equity, (iv) total stockholder return, (v) return on capital, (vi) return on assets or net assets, (vii) revenue, (viii) income or net income, (ix) operating income or net operating income, (x) operating profit or net operating profit, (xi) operating margin, (xii) return on operating revenue, and (xiii) market share.

     SECTION 4.  STOCK SUBJECT TO PLAN

          (a) Subject to adjustment as provided in Section 7 hereof, at any time, the aggregate number of Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 220,000. Such maximum number does not include the number of Shares subject to the unexercised portion of any Incentive Stock Option granted under this Plan that expires or is terminated.

          (b) Subject to adjustment as provided in Section 7 hereof, the aggregate number of Shares subject to Awards granted during any calendar year to any one Eligible Person (including the number of shares involved in Awards having a value derived from the value of Shares) shall not exceed 40,000.

          (c) The aggregate number of Shares issued under this Plan at any time shall equal only the number of shares actually issued upon exercise or settlement of an Award and not settled in cash or returned to the Company upon forfeiture of an Award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

     SECTION 5.  NATURE AND DURATION OF PLAN

          (a) This Plan is intended to constitute an unfunded arrangement for a select group of management, other key employees, directors and consultants.

          (b) No Awards shall be made under this Plan after the tenth anniversary of the Effective Date of the Plan (as provided in Section 9). Although Shares may be issued after the tenth anniversary of the Effective Date pursuant to Awards made prior to such date, no Shares shall be issued under this Plan after the twentieth anniversary of the Effective Date.

     SECTION 6.  ADMINISTRATION OF PLAN

          (a) This Plan shall be administered by one or more committees of the Board (any such committee, the "Committee") designated from time to time. If no persons are designated by the Board to serve on the Committee for such purpose, the Plan shall be administered by the Board of Directors of the Company (the "Board") and all references herein to the Committee shall refer to the Board. The Board shall have the discretion to appoint, add, remove or replace members of the Committee, and shall have the sole authority to fill vacancies on the Committee. Unless otherwise provided by the Board: (i) with respect to any Award for which such is necessary and desired for such Award to be exempted by Rule 16b-3 of the Exchange Act, the Committee shall consist of the Board of directors or of two or more directors each of whom is a "non-employee director" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time), (ii) with respect to any Award that is intended to qualify as "performance based compensation" under Section 162(m) of the Code, the Committee shall consist of two or more directors, each of whom is an "outside director" (as such term is defined under Section 162(m) of the Code), and (iii) with respect to any other Award, the Committee shall consist of one or more directors (any of whom also may be an employee who has been granted or is eligible to be granted Awards under the Plan).

          (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

            (i) adopt, amend and rescind rules and regulations relating to this Plan;

           (ii) determine which persons are Eligible Persons and to which of such Eligible Persons, if any, and when Awards shall be granted hereunder;

          (iii) grant Awards to Eligible Persons and determine the terms and conditions thereof, including the number of Shares subject thereto and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a change of control), or other factors;

           (iv) at any time cancel an Award, with or without the consent of the holder thereof, and grant a new Award to such holder in lieu thereof, which new Award may be the same or a different type of Award, may be for a greater or lesser number of Shares, may have a higher or lower exercise or settlement price and otherwise may have similar or dissimilar terms to the cancelled Award;

            (v) determine whether and the extent to which adjustments are required pursuant to Section 7 hereof; and

           (vi) interpret and construe any terms and conditions of, and define any terms used in, this Plan, any rules and regulations under the Plan and/or any Award granted under this Plan.

All decisions, determinations, and interpretations of the Committee shall be final and conclusive upon any Eligible Person to whom an Award has been granted and to any other person holding an Award.

          (c) The Committee may, in the terms of an Award or otherwise, temporarily suspend the exercisability of an Award and/or the issuance of Shares under an Award if the Committee determines that securities law or other considerations so warrant.

     SECTION 7.  ADJUSTMENTS

          If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan other than Incentive Stock Options and the exercise or settlement price of such Awards, and (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan; provided, however, that notwithstanding the foregoing, (A) such aggregate number of Shares shall be subject to adjustment under this Section 7 only to the extent that such will not affect the status of any Award intended to qualify as "performance based compensation" under Section 162(m) of the Code; and (B) the maximum number and type of shares or other securities that may be acquired pursuant to Incentive Stock Options theretofore granted under this Plan and that may be subject to Incentive Stock Options thereafter granted under this Plan (which need not correspond to the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan) shall be determined under this Section 7 in a manner consistent with the requirements for Incentive Stock Options.

     SECTION 8.  AMENDMENT AND TERMINATION OF PLAN

          The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder's consent, under any Award theretofore granted, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any change of control (as defined, if applicable, in the agreement evidencing such Award) that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. The Committee may determine whether or not any amendment to a previously granted Award is, for purposes of the Plan, deemed to be a cancellation and new grant of the Award. Notwithstanding the foregoing, if an amendment to the Plan would affect the ability of Awards granted under the Plan to comply with any law, rule or regulation (including any rule of a self-regulatory organization), and if the Committee determines that it is necessary or desirable for any Awards theretofore or thereafter granted that are intended to comply with any such provision to so comply, the amendment shall be approved by the Company's stockholders to the extent required for such Awards to continue to comply with such law, rule or regulation.

     SECTION 9.  EFFECTIVE DATE OF PLAN

          The Effective Date of this Plan shall be the date upon which it was approved by the Board, subject however to approval of the Plan by the affirmative votes of the holders of a majority of the securities of the Company
(i) present, or represented, and entitled to vote with respect thereto at a meeting of the Company's stockholders, or (ii) by written consent.

     SECTION 10.  COMPLIANCE WITH OTHER LAWS AND REGULATIONS

          The Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell and deliver shares under such Awards, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

     SECTION 11.  NO RIGHT TO COMPANY EMPLOYMENT

          Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The agreement evidencing an Award may contain such provisions as the Committee may approve with respect to the effect of approved leaves of absence.

     SECTION 12.  LIABILITY OF COMPANY

          The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to an Eligible Person or other persons as to:

          (a) The Non-Issuance of Shares.  The non-issuance or sale of Shares as
              --------------------------
to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

          (b) Tax Consequences.  Any tax consequence expected, but not realized,
              ----------------
by any Eligible Person or other person due to the issuance, exercise, settlement, cancellation or other transaction involving any Award granted hereunder.

     SECTION 134.  GOVERNING LAW

          This Plan and any Awards and agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Nevada and applicable federal law.

          IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by directors of the Company, Coast Resorts, Inc. has caused this Plan to be duly executed in its name and behalf by its proper officers thereunto duly authorized as of this ______ day of __________, 1996.

                              Coast Resorts, Inc.


                              By:___________________________________
                                 Michael J. Gaughan, Chairman of the
                                 Board and Chief Executive Officer

ATTEST:


____________________________
J. Tito Tiberti, Secretary